MATERIAL CHANGE REPORT UNDER

SECURITIES ACT (BRITISH COLUMBIA) SECTION 85(1) FORM 27
SECURITIES ACT (ALBERTA) SECTION 146(1) FORM 27
THE SECURITIES ACT (SASKATCHEWAN) SECTION 84(1) FORM 25
THE SECURITIES ACT (MANITOBA)
SECURITIES ACT (ONTARIO) SECTION 75(2) FORM 27
SECURITIES ACT (QUEBEC) SECTION 73
THE SECURITIES ACT (NEWFOUNDLAND) SECTION 76(2) FORM 26
SECURITIES ACT (NOVA SCOTIA) SECTION 81(2) FORM 27
SECURITY FRAUDS PREVENTION ACT (NEW BRUNSWICK)
SECURITIES ACT (PRINCE EDWARD ISLAND)

1.	Reporting Issuer:

Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary, Alberta T2J 7E8

2.	Date of Material Change:

December 14, 2004

3.	News Release:

A news release was issued on December 14, 2004 through Canada NewsWire.

4.	Summary of Material Change:

Agrium Inc. (“Agrium”) has reached an agreement with Union Oil Company of California (“Unocal”) in its long-standing dispute over obligations under the purchase and sales agreement, associated Earn-out obligations and gas supply issues for Agrium’s Kenai, Alaska nitrogen facility.

5.	Full Description of Material Change:

See attached Press Release dated December 14, 2004.

6.	Reliance on Subsection 118(2) of the Securities Act (Alberta) or Equivalent Sections:

N/A

7.	Omitted Information:

No information has been omitted.

8.	Senior Officers:

Bruce G. Waterman, Senior Vice President, Finance & Chief Financial Officer may be reached at 13131 Lake Fraser Drive, S.E., Calgary, Alberta, T2J 7E8 at (403) 225-7000.

9.	Statement of Senior Officer:

The foregoing accurately discloses the material change referred to in this report.

DATED at the City of Calgary, in the Province of Alberta this 15th day of December, 2004.

/s/ Bruce G. Waterman
Bruce G. Waterman
Senior Vice President, Finance & Chief Financial Officer